Master Custodian Agreement

This Agreement between each entity set forth on Appendix A hereto (as such Appendix A may be amended from time to time) (each such entity and each entity made subject to this Agreement in accordance with Section 18, referred to herein individually as the Fund and collectively as the Funds), and State Street Bank and Trust Company, a Massachusetts trust company (the Custodian).

                                   Witnesseth:

Whereas, each of the Funds except Calvert Social Index Series, Inc. and Calvert Impact Series, Inc. has previously entered into a Custodian Contract with the Custodian;

Whereas, the Custodian and each of the Funds except Calvert Social Index Series, Inc. and Calvert Impact Series, Inc. desire to replace such existing Custodian Contracts with this Master Custodian Agreement;

Whereas, the Custodian and each of the Funds desire that fee schedules under the existing Custodian Contracts (including the provision that the Funds are entitled to pay fees to the Custodian by analysis on collected funds) remain the same and also apply to Calvert Social Index Series, Inc. and Calvert Impact Series, Inc., subject to the provisions of Section 13 of this Master Custodian Agreement;

Whereas, the Custodian and Calvert Social Index Series, Inc. and Calvert Impact Series, Inc. desire to enter into this Master Custodian Agreement;

Whereas, the Funds are registered under the Investment Company Act of 1940 and each Fund appointed the Bank to act as its Custodian;

Whereas, the Funds may be authorized to issue shares in separate series, with each such series representing interests in a separate portfolio of securities and other assets; and

Whereas, each Fund so authorized intends that this Agreement be applicable to each of its series set forth on Appendix A hereto (as such Appendix A may be amended from time to time) (such series together with all other series subsequently established by the Fund and made subject to this Agreement in accordance with Section 24, be referred to herein as the Portfolio(s)).

Now  Therefore,   in  consideration  of  the  mutual  covenants  and  agreements hereinafter contained, the parties hereto agree as follows:

Section 1.     Employment of Custodian and Property to be Held by It

Each Fund hereby employs the Custodian as the custodian of the assets of the Portfolios of the Fund, including securities which the Fund, on behalf of the applicable Portfolio desires to be held in places within the United States (domestic securities) and securities it desires to be held outside the United States (foreign securities). Each Fund on behalf of its Portfolio(s) agrees to deliver to the Custodian all securities and cash of such Portfolios, and all payments of income, payments of principal or capital distributions received by it with respect to all securities owned by such Portfolio(s) from time to time, and the cash consideration received by it for such new or treasury shares of beneficial interest of each Fund representing interests in its Portfolios (Shares ) as may be issued or sold from time to time. The Custodian shall not be responsible for any property of a Portfolio held or received by the Portfolio and not delivered to the Custodian, including without limitation any property released, delivered or otherwise removed from such Portfolio's account with the Custodian pursuant to "Proper Instructions" (as such term is defined in Section 6 hereof).

Upon receipt of Proper Instructions, the Custodian shall on behalf of the applicable Portfolio(s) from time to time employ one or more sub-custodians located in the United States, but only in accordance with an applicable vote by board of directors or the board of trustees of the applicable Fund (as appropriate and in each case, the Board). The Custodian may employ as sub-custodian  for each Funds  foreign  securities  on behalf of the  applicable
Portfolio(s) the foreign banking institutions and foreign securities depositories designated in Schedules A and B hereto but only in accordance with the applicable provisions of Sections 3 and 4. The Custodian shall have no more or less responsibility or liability to the Fund on account of any actions or omissions of any sub-custodian so employed than any such sub-custodian has to the Custodian.

All duties undertaken by the Custodian will be performed in a timely manner. What constitutes timeliness in connection with a particular action will be determined by the standards of the industry as they apply to the specific type of transaction in question and taking into account relevant facts and circumstances.


Section 2. Duties of the Custodian with Respect to Property of the Fund Held By the Custodian in the United States

     Section 2.1 Holding Securities. The Custodian shall hold and physically segregate for the account of each Portfolio all non-cash property to be held by it in the United States, including all domestic securities owned by such Portfolio other than (a) Portfolio property released and delivered pursuant to
Section 2.2(15) or purchased pursuant to Section 2.7(7), or (b) securities which are maintained pursuant to Section 2.9 in a clearing agency which acts as a securities depository or in a book-entry system authorized by the U.S. Department of the Treasury (each, a "U.S. Securities System").

     Section 2.2 Delivery of Securities. The Custodian shall release and deliver domestic securities owned by a Portfolio held by the Custodian or in a U.S. Securities System account of the Custodian only upon receipt of Proper Instructions on behalf of the applicable Portfolio, which may be continuing instructions when deemed appropriate by the parties, and only in the following cases:

     1) Upon sale of such securities for the account of the Portfolio and receipt of payment therefor;

     2) Upon the receipt of payment in connection with any repurchase agreement related to such securities entered into by the Portfolio;

     3) In the case of a sale effected through a U.S. Securities System, in accordance with the provisions of Section 2.9 hereof;

     4) To the depository agent in connection with tender or other similar offers for securities of the Portfolio;

     5) To the issuer thereof or its agent when such securities are called, redeemed, retired or otherwise become payable; provided that, in any such case, the cash or other consideration is to be delivered to the Custodian;

     6) To the issuer thereof, or its agent, for transfer into the name of the Portfolio or into the name of any nominee or nominees of the Custodian or into the name or nominee name of any agent appointed pursuant to Section 2.8 or into the name or nominee name of any sub-custodian appointed pursuant to Section 1; or for exchange for a different number of bonds, certificates or other evidence representing the same aggregate face amount or number of units; provided that, in any such case, the new securities are to be delivered to the Custodian;

     7) Upon the sale of such securities for the account of the Portfolio, to the broker or its clearing agent, against a receipt, for examination in accordance with street delivery custom; provided that in any such case, the Custodian shall have no responsibility or liability for any loss arising from the delivery of such securities prior to receiving payment for such securities except as may arise from the Custodians own negligence or willful misconduct;

     8)     For  exchange  or  conversion   pursuant  to  any  plan  of  merger,
consolidation, recapitalization, reorganization or readjustment of the securities of the issuer of such securities, or pursuant to provisions for conversion contained in such securities, or pursuant to any deposit agreement; provided that, in any such case, the new securities and cash, if any, are to be delivered to the Custodian;

     9) In the case of warrants, rights or similar securities, the surrender thereof in the exercise of such warrants, rights or similar securities or the surrender of interim receipts or temporary securities for definitive securities; provided that, in any such case, the new securities and cash, if any, are to be delivered to the Custodian;

     10) For delivery in connection with any loans of securities made by the Portfolio, but only against receipt of adequate collateral as agreed upon from time to time by the Custodian and the Fund on behalf of the Portfolio, which may be in the form of cash or obligations issued by the United States government, its agencies or instrumentalities, except that in connection with any loans for which collateral is to be credited to the Custodians account in the book-entry system authorized by the U.S. Department of the Treasury, the Custodian will not be held liable or responsible for the delivery of securities owned by the Portfolio prior to the receipt of such collateral;

     11) For delivery as security in connection with any borrowing by the Fund on behalf of the Portfolio requiring a pledge of assets by the Fund on behalf of the Portfolio, but only against receipt of amounts borrowed;

     12) For delivery in accordance with the provisions of any agreement among the Fund on behalf of the Portfolio, the Custodian and a broker-dealer registered under the Securities Exchange Act of 1934 (the "Exchange Act") and a member of The National Association of Securities Dealers, Inc. ("NASD"), relating to compliance with the rules of The Options Clearing Corporation and of any registered national securities exchange, or of any similar organization or organizations, regarding escrow or other arrangements in connection with transactions by the Portfolio of the Fund;

     13) For delivery in accordance with the provisions of any agreement among the Fund on behalf of the Portfolio, the Custodian, and a futures commission merchant registered under the Commodity Exchange Act, relating to compliance with the rules of the Commodity Futures Trading Commission ("CFTC") and/or any contract market, or any similar organization or organizations, regarding account deposits in connection with transactions by the Portfolio of the Fund;

     14) Upon receipt of instructions from the transfer agent for the Fund (the "Transfer Agent") for delivery to such Transfer Agent or to the holders of Shares in connection with distributions in kind, as may be described from time to time in the currently effective prospectus and statement of additional information of the Fund related to the Portfolio (the "Prospectus"), in satisfaction of requests by holders of Shares for repurchase or redemption; and

     (15) Upon the sale of Portfolio property, and prior to or without receipt of payment therefor, but only as set forth in Proper Instructions (such delivery in advance of payment shall be referred to herein as a "Free Trade") and

     (16) For any other proper purpose, but only upon receipt of Proper Instructions from the Fund on behalf of the applicable Portfolio specifying the securities of the Portfolio to be delivered, and naming the person or persons to whom delivery of such securities shall be made.

In all cases, payments to the Portfolio will be made in cash, by a certified check or a treasurer's or cashier's check of a bank, by effective bank wire transfer through the Federal Reserve Wire System or, if appropriate, outside of the Federal Reserve Wire System and subsequent credit to the Fund's Custodian account, or, in case of delivery through a stock clearing company, by book-entry credit by the stock clearing company in accordance with the then current street custom, or such other form of payment as may be mutually agreed on by the parties, in all such cases collected funds to be promptly credited to the Fund.

     Section 2.3 Registration of Securities. Domestic securities held by the Custodian (other than bearer securities) shall be registered in the name of a Portfolio or in the name of any nominee of a Fund on behalf of a Portfolio or of any nominee of the Custodian which nominee shall be assigned exclusively to a Portfolio, unless a Fund has authorized in writing the appointment of a nominee to be used in common with other registered investment companies having the same investment adviser as the Portfolio, or in the name or nominee name of any agent appointed pursuant to Section 2.8 or in the name or nominee name of any sub-custodian appointed pursuant to Section 1. All securities accepted by the Custodian on behalf of a Portfolio under the terms of this Agreement shall be in street name or other good delivery form. If, however, a Fund directs the Custodian to maintain securities in street name, the Custodian shall utilize its best efforts only to timely collect income due the Fund on such securities and to notify the Fund on a best efforts basis only of relevant corporate actions including, without limitation, pendency of calls, maturities, tender or exchange offers.

     Section 2.4 Bank Accounts. The Custodian shall open and maintain a separate bank account or accounts in the United States in the name of each Portfolio of each Fund, subject only to draft or order by the Custodian acting pursuant to the terms of this Agreement, and shall hold in such account or accounts, subject to the provisions hereof, all cash received by it from or for the account of the Portfolio, other than cash maintained by the Portfolio in a bank account established and used in accordance with Rule 17f-3 under the Investment Company Act of 1940, as amended (the "1940 Act"). Funds held by the Custodian for a Portfolio may be deposited by it to its credit as Custodian in the banking department of the Custodian or in such other banks or trust companies as it may in its discretion deem necessary or desirable; provided, however, that every such bank or trust company shall be qualified to act as a custodian under the 1940 Act and that each such bank or trust company and the funds to be deposited with each such bank or trust company shall on behalf of each applicable Portfolio be approved by vote of a majority of the Board. Such funds shall be deposited by the Custodian in its capacity as Custodian and shall be withdrawable by the Custodian only in that capacity.

     Section 2.5 Sale of Shares and Availability of Federal Funds. Upon mutual agreement between any Fund on behalf of each applicable Portfolio and the Custodian, the Custodian will, upon the receipt of Proper Instructions from such Fund on behalf of a Portfolio, make federal funds available to such Portfolio as of specified times agreed upon from time to time by the Fund and the Custodian in the amount of checks received in payment for shares of such Portfolio which are deposited into the Portfolio's account.

     Section 2.6 Collection of Income. Except with respect to Portfolio property released and delivered pursuant to Section 2.2(15) or purchased pursuant to Section 2.7(7), and subject to the provisions of Section 2.3, the Custodian shall collect on a timely basis all income and other payments with respect to registered domestic securities held hereunder to which each Portfolio shall be entitled either by law or pursuant to custom in the securities business, and shall collect on a timely basis all income and other payments with respect to bearer domestic securities if, on the date of payment by the issuer, such securities are held by the Custodian or its agent thereof and shall credit such income, as collected, to such Portfolios custodian account. Without limiting the generality of the foregoing, the Custodian shall detach and present for payment all coupons and other income items requiring presentation as and when they become due and shall collect interest when due on securities held hereunder. Income due each Portfolio on securities loaned pursuant to the provisions of Section 2.2 (10) shall be the responsibility of the applicable Fund. The Custodian will have no duty or responsibility in connection therewith, other than to provide the Fund with such information or data as may be necessary to assist the Fund in arranging for the timely delivery to the Custodian of the income to which the Portfolio is properly entitled.

     Section 2.7 Payment of Fund Monies. Upon receipt of Proper Instructions on behalf of the applicable Portfolio, which may be continuing instructions when deemed appropriate by the parties, the Custodian shall pay out monies of a Portfolio in the following cases only:

     1) Upon the purchase of domestic securities, options, futures contracts or options on futures contracts for the account of the Portfolio but only (a) against the delivery of such securities or evidence of title to such options, futures contracts or options on futures contracts to the Custodian (or any bank, banking firm or trust company doing business in the United States or abroad which is qualified under the 1940 Act to act as a custodian and has been designated by the Custodian as its agent for this purpose) registered in the name of the Portfolio or in the name of a nominee of the Custodian referred to in Section 2.3 hereof or in proper form for transfer; (b) in the case of a purchase effected through a U.S. Securities System, in accordance with the conditions set forth in Section 2.9 hereof; (c) in the case of repurchase agreements entered into between the Fund on behalf of the Portfolio and the Custodian, or another bank, or a broker-dealer which is a member of NASD, (i) against delivery of the securities either in certificate form or through an entry crediting the Custodians account at the Federal Reserve Bank with such securities or (ii) against delivery of the receipt evidencing purchase by the Portfolio of securities owned by the Custodian along with written evidence of the agreement by the Custodian to repurchase such securities from the Portfolio; or (d) for transfer to a time deposit account of the Fund in any bank, whether domestic or foreign; such transfer may be effected prior to receipt of a confirmation from a broker and/or the applicable bank pursuant to Proper Instructions from the Fund as defined herein;

     2) In connection with conversion, exchange or surrender of securities owned by the Portfolio as set forth in Section 2.2 hereof;

     3)     For the  redemption  or  repurchase of Shares issued as set forth in
Section 5 hereof;

     4) For the payment of any expense or liability incurred by the Portfolio, including but not limited to the following payments for the account of the Portfolio: interest, taxes, management, accounting, transfer agent and legal fees, and operating expenses of the Fund whether or not such expenses are to be in whole or part capitalized or treated as deferred expenses;

     5) For the payment of any dividends on Shares declared pursuant to the governing documents of the Fund;

     6) For payment of the amount of dividends received in respect of securities sold short; and

     7) Upon the purchase of investments, and prior to or without receipt thereof, but only as set forth in Proper Instructions (such payment in advance of delivery, along with delivery in advance of payment made in accordance with
Section 2.2(15), as applicable, shall also be referred to herein as a "Free Trade"); and

     8) For any other proper purpose, but only upon receipt of Proper Instructions from the Fund on behalf of the Portfolio specifying the amount of such payment, and naming the person or persons to whom such payment is to be made.

     Section 2.8 Appointment of Agents. The Custodian may at any time or times in its discretion appoint (and may at any time remove) any other bank or trust company which is itself qualified under the 1940 Act to act as a custodian, as its agent to carry out such of the provisions of this Section 2 as the Custodian may from time to time direct; provided, however, that the appointment of any agent shall not relieve the Custodian of its responsibilities or liabilities hereunder.

     Section 2.9 Deposit of Fund Assets in U.S. Securities Systems. The Custodian may deposit and/or maintain securities owned by a Portfolio in a U.S. Securities System subject to the following provisions:

     1) The Custodian may keep securities of the Portfolio in a U.S. Securities System provided that such securities are represented in an account of the Custodian in the U.S. Securities System (the "U.S. Securities System Account") which account shall not include any assets of the Custodian other than assets held as a fiduciary, custodian or otherwise for customers;

     2) The records of the Custodian with respect to securities of the Portfolio which are maintained in a U.S. Securities System shall identify by book-entry those securities belonging to the Portfolio;

     3) The Custodian shall pay for securities purchased for the account of the Portfolio upon (i) receipt of advice from the U.S. Securities System that such securities have been transferred to the U.S. Securities System Account, and
(ii) the making of an entry on the records of the Custodian to reflect such payment and transfer for the account of the Portfolio. The Custodian shall transfer securities sold for the account of the Portfolio upon (i) receipt of advice from the U.S. Securities System that payment for such securities has been transferred to the U.S. Securities System Account, and (ii) the making of an entry on the records of the Custodian to reflect such transfer and payment for the account of the Portfolio. Copies of all advices from the U.S. Securities System of transfers of securities for the account of the Portfolio shall identify the Portfolio, be maintained for the Portfolio by the Custodian and be provided to the Fund at its request. Upon request, the Custodian shall furnish the Fund on behalf of the Portfolio confirmation of each transfer to or from the account of the Portfolio in the form of a written advice or notice and shall furnish to the Fund on behalf of the Portfolio copies of daily transaction sheets reflecting each days transactions in the U.S. Securities System for the account of the Portfolio;

     4) The Custodian shall provide the Fund with any report obtained by the Custodian on the U.S. Securities Systems accounting system, internal accounting control and procedures for safeguarding securities deposited in the U.S. Securities System;

     5) Anything to the contrary in this Agreement notwithstanding, the Custodian shall be liable to the Fund for the benefit of the Portfolio for any loss or damage to the Portfolio, including reasonable attorneys fees, resulting from use of the U.S. Securities System by reason of any negligence, misfeasance or misconduct of the Custodian or any of its agents or of any of its or their employees or from failure of the Custodian or any such agent to enforce effectively such rights as it may have against the U.S. Securities System; at the election of the Fund, it shall be entitled to be subrogated to the rights of the Custodian with respect to any claim against the U.S. Securities System or any other person which the Custodian may have as a consequence of any such loss or damage if and to the extent that the Portfolio has not been made whole for any such loss or damage.

     Section 2.10 Segregated Account. The Custodian shall upon receipt of Proper Instructions on behalf of each applicable Portfolio establish and maintain a segregated account or accounts for and on behalf of each such Portfolio, into which account or accounts may be transferred cash and/or securities, including securities maintained in an account by the Custodian pursuant to Section 2.9 hereof, (i) in accordance with the provisions of any agreement among the applicable Fund on behalf of the Portfolio, the Custodian and a broker-dealer registered under the Exchange Act and a member of the NASD (or any futures commission merchant registered under the Commodity Exchange
Act), relating to compliance with the rules of The Options Clearing Corporation and of any registered national securities exchange (or the CFTC or any registered contract market), or of any similar organization or organizations, regarding escrow or other arrangements in connection with transactions by the Portfolio, (ii) for purposes of segregating cash or government securities in connection with options purchased, sold or written by the Portfolio or commodity futures contracts or options thereon purchased or sold by the Portfolio, (iii) for the purposes of compliance by the Portfolio with the procedures required by Investment Company Act Release No. 10666, or any subsequent release of the SEC, or interpretative opinion of the staff of the SEC, relating to the maintenance of segregated accounts by registered investment companies, and (iv) for other purposes, upon receipt of Proper Instructions from the Fund on behalf of the applicable Portfolio.

     Section 2.11 Ownership Certificates for Tax Purposes. The Custodian shall execute ownership and other certificates and affidavits for all federal and state tax purposes in connection with receipt of income or other payments with respect to domestic securities of each Portfolio held by it and in connection with transfers of securities.

     Section 2.12 Proxies. Except with respect to Portfolio property released and delivered pursuant to Section 2.2(15), or purchased pursuant to Section 2.7(7), the Custodian shall, with respect to the domestic securities held hereunder, promptly deliver to the Portfolio such proxies, all proxy soliciting materials and all notices relating to such securities.

     Section 2.13 Communications Relating to Portfolio Securities. Except with respect to Portfolio property released and delivered pursuant to Section 2.2(15), or purchased pursuant to Section 2.7(7), and subject to the provisions of Section 2.3, the Custodian shall transmit promptly to the applicable Fund for each Portfolio all written information (including, without limitation, pendency of calls and maturities of domestic securities and expirations of rights in connection therewith and notices of exercise of call and put options written by the Fund on behalf of the Portfolio and the maturity of futures contracts purchased or sold by the Portfolio) received by the Custodian from issuers of the securities being held for the Portfolio. With respect to tender or exchange offers, the Custodian shall transmit promptly to the Portfolio all written information received by the Custodian from issuers of the securities whose tender or exchange is sought and from the party (or its agents) making the tender or exchange offer. If the Portfolio desires to take action with respect to any tender offer, exchange offer or any other similar transaction, the Portfolio shall notify the Custodian at least three business days prior to the date on which the Custodian is to take such action.

Section 3.     Rules 17f-5 and 17f-7

     Section 3.1 Definitions. Capitalized terms in this Section 3 shall have the following meanings:

"Country Risk" means all factors reasonably related to the systemic risk of holding Foreign Assets in a particular country including, but not limited to, such countrys political environment, economic and financial infrastructure
(including any Eligible Securities Depository operating in the country), prevailing or developing custody and settlement practices, and laws and regulations applicable to the safekeeping and recovery of Foreign Assets held in custody in that country.

"Eligible Foreign Custodian" has the meaning set forth in section (a)(1) of Rule 17f-5, including a majority-owned or indirect subsidiary of a U.S. Bank (as defined in Rule 17f-5), a bank holding company meeting the requirements of an Eligible Foreign Custodian (as set forth in Rule 17f-5 or by other appropriate action of the U.S. Securities and Exchange Commission (the "SEC")), or a foreign branch of a Bank (as defined in Section 2(a)(5) of the 1940 Act) meeting the requirements of a custodian under Section 17(f) of the 1940 Act; the term does not include any Eligible Securities Depository.

"Eligible Securities Depository" has the meaning set forth in section (b)(1) of Rule 17f-7.

"Foreign Assets" means any of the Portfolios investments (including foreign currencies) for which the primary market is outside the United States and such cash and cash equivalents as are reasonably necessary to effect the Portfolios transactions in such investments.

"Foreign Custody Manager" has the meaning set forth in section (a)(2) of Rule 17f-5.

     Section 3.2.    The Custodian as Foreign Custody Manager.

          3.2.1 Delegation to the Custodian as Foreign Custody Manager. The Fund, by resolution adopted by the Board, hereby delegates to the Custodian, subject to Section (b) of Rule 17f-5, the responsibilities set forth in this
Section 3.2 with respect to Foreign Assets of the Portfolios held outside the United States, and the Custodian hereby accepts such delegation as Foreign Custody Manager with respect to the Portfolios.

          3.2.2 Countries Covered. The Foreign Custody Manager shall be responsible for performing the delegated responsibilities defined below only with respect to the countries and custody arrangements for each such country listed on Schedule A to this Contract, which list of countries may be amended from time to time by the Fund with the agreement of the Foreign Custody Manager. The Foreign Custody Manager shall list on Schedule A the Eligible Foreign Custodians selected by the Foreign Custody Manager to maintain the assets of the Portfolios, which list of Eligible Foreign Custodians may be amended from time to time in the sole discretion of the Foreign Custody Manager. The Foreign Custody Manager will provide amended versions of Schedule A in accordance with
Section 3.2.5 hereof.

Upon the receipt by the Foreign Custody Manager of Proper Instructions to open an account or to place or maintain Foreign Assets in a country listed on Schedule A, and the fulfillment by the Fund, on behalf of the Portfolios, of the applicable account opening requirements for such country, the Foreign Custody Manager shall be deemed to have been delegated by the Board on behalf of the Portfolios responsibility as Foreign Custody Manager with respect to that country and to have accepted such delegation. Execution of this Amendment by the Fund shall be deemed to be a Proper Instruction to open an account, or to place or maintain Foreign Assets, in each country listed on Schedule A in which the Custodian has previously placed or currently maintains Foreign Assets pursuant to the terms of the Contract. Following the receipt of Proper Instructions directing the Foreign Custody Manager to close the account of a Portfolio with the Eligible Foreign Custodian selected by the Foreign Custody Manager in a designated country, the delegation by the Board on behalf of the Portfolios to the Custodian as Foreign Custody Manager for that country shall be deemed to have been withdrawn and the Custodian shall immediately cease to be the Foreign Custody Manager of the Portfolios with respect to that country.

The Foreign Custody Manager may withdraw its acceptance of delegated responsibilities with respect to a designated country upon written notice to the Fund. Thirty days (or such longer period to which the parties agree in writing) after receipt of any such notice by the Fund, the Custodian shall have no further responsibility as Foreign Custody Manager to the Fund with respect to the country as to which the Custodian's acceptance of delegation is withdrawn.

          3.2.3     Scope of Delegated Responsibilities:

     (a) Selection of Eligible Foreign Custodians. Subject to the provisions of this Section 3.2, the Foreign Custody Manager may place and maintain the Foreign Assets in the care of the Eligible Foreign Custodian selected by the Foreign Custody Manager in each country listed on Schedule A, as amended from time to time. In performing its delegated responsibilities as Foreign Custody Manager to place or maintain Foreign Assets with an Eligible Foreign Custodian, the Foreign Custody Manager shall determine that the Foreign Assets will be subject to reasonable care, based on the standards applicable to custodians in the country in which the Foreign Assets will be held by that Eligible Foreign Custodian, after considering all factors relevant to the safekeeping of such assets, including, without limitation the factors specified in Rule 17f-5(c)(1).

     (b)    Contracts  With Eligible  Foreign  Custodians.  The Foreign  Custody
Manager shall determine that the contract governing the foreign custody arrangements with each Eligible Foreign Custodian selected by the Foreign Custody Manager will satisfy the requirements of Rule 17f-5(c)(2).

     (c) Monitoring. In each case in which the Foreign Custody Manager maintains Foreign Assets with an Eligible Foreign Custodian selected by the Foreign Custody Manager, the Foreign Custody Manager shall establish a system to monitor (i) the appropriateness of maintaining the Foreign Assets with such Eligible Foreign Custodian and (ii) the contract governing the custody arrangements established by the Foreign Custody Manager with the Eligible Foreign Custodian. In the event the Foreign Custody Manager determines that the custody arrangements with an Eligible Foreign Custodian it has selected are no longer appropriate, the Foreign Custody Manager shall notify the Board in accordance with Section 3.2.5 hereunder.

          3.2.4 Guidelines for the Exercise of Delegated Authority. For purposes of this Section 3.2, the Board shall be deemed to have considered and determined to accept such Country Risk as is incurred by placing and maintaining the Foreign Assets in each country for which the Custodian is serving as Foreign Custody Manager of the Portfolios.

          3.2.5 Reporting Requirements. The Foreign Custody Manager shall report the withdrawal of the Foreign Assets from an Eligible Foreign Custodian and the placement of such Foreign Assets with another Eligible Foreign Custodian by providing to the Board an amended Schedule A at the end of the calendar quarter in which an amendment to such Schedule has occurred. The Foreign Custody Manager shall make written reports notifying the Board of any other material change in the foreign custody arrangements of the Portfolios described in this
Section 3.2 after the occurrence of the material change. Upon reasonable request by the Board the Foreign Custody Manager shall provide to the Board a comfort letter similar to that set forth on Exhibit 1 attached hereto.

          3.2.6 Standard of Care as Foreign Custody Manager of a Portfolio. In performing the responsibilities delegated to it, the Foreign Custody Manager agrees to exercise reasonable care, prudence and diligence such as a person having responsibility for the safekeeping of assets of management investment companies registered under the 1940 Act would exercise.

          3.2.7 Representations with Respect to Rule 17f-5. The Foreign Custody Manager represents to the Fund that it is a U.S. Bank as defined in section (a)(7) of Rule 17f-5. The Fund represents to the Custodian that the Board has determined that it is reasonable for the Board to rely on the Custodian to perform the responsibilities delegated pursuant to this Contract to the Custodian as the Foreign Custody Manager of the Portfolios.

          3.2.8 Effective Date and Termination of the Custodian as Foreign Custody Manager. The Boards delegation to the Custodian as Foreign Custody Manager of the Portfolios shall be effective as of the date hereof and shall remain in effect until terminated at any time, without penalty, by written notice from the terminating party to the non-terminating party. Termination will become effective thirty (30) days after receipt by the non-terminating party of such notice. The provisions of Section 3.2.2 hereof shall govern the delegation to and termination of the Custodian as Foreign Custody Manager of the Portfolios with respect to designated countries.

     Section 3.3     Eligible Securities Depositories.

          3.3.1 Analysis and Monitoring. The Custodian shall (a) provide the Fund (or its duly-authorized investment manager or investment adviser) with an analysis of the custody risks associated with maintaining assets with the Eligible Securities Depositories set forth on Schedule B hereto in accordance with section (a)(1)(i)(A) of Rule 17f-7, and (b) monitor such risks on a continuing basis, and promptly notify the Fund (or its duly-authorized investment manager or investment adviser) of any material change in such risks, in accordance with section (a)(1)(i)(B) of Rule 17f-7.

          3.3.2     Standard  of  Care.   The   Custodian   agrees  to  exercise
reasonable  care,  prudence and diligence in performing  the duties set forth in
Section 3.3.1.

Section 4. Duties of the Custodian with Respect to Property of the Portfolios Held Outside the United States.

     Section 4.1 Definitions. Capitalized terms in this Section 4 shall have the following meanings:

"Foreign Securities System" means an Eligible Securities Depository listed on Schedule B hereto.

"Foreign Sub-Custodian" means a foreign banking institution serving as an Eligible Foreign Custodian.

     Section 4.2. Holding Securities. The Custodian shall identify on its books as belonging to the Portfolios the foreign securities held by each Foreign Sub-Custodian or Foreign Securities System. The Custodian may hold foreign securities for all of its customers, including the Portfolios, with any Foreign Sub-Custodian in an account that is identified as belonging to the Custodian for the benefit of its customers, provided however, that (i) the records of the Custodian with respect to foreign securities of the Portfolios which are maintained in such account shall identify those securities as belonging to the Portfolios and (ii), to the extent permitted and customary in the market in which the account is maintained, the Custodian shall require that securities so held by the Foreign Sub-Custodian be held separately from any assets of such Foreign Sub-Custodian or of other customers of such Foreign Sub-Custodian.

     Section 4.3. Foreign Securities Systems. Foreign securities shall be maintained in a Foreign Securities System in a designated country through arrangements implemented by the Custodian or a Foreign Sub-Custodian, as applicable, in such country.

     Section 4.4.    Transactions in Foreign Custody Account.

          4.4.1. Delivery of Foreign Assets. The Custodian or a Foreign Sub-Custodian shall release and deliver foreign securities of the Portfolios held by the Custodian or such Foreign Sub-Custodian, or in a Foreign Securities System account, only upon receipt of Proper Instructions, which may be continuing instructions when deemed appropriate by the parties, and only in the following cases:

     (i) upon the sale of such foreign securities for the Portfolio in accordance with commercially reasonable market practice in the country where such foreign securities are held or traded, including, without limitation: (A) delivery against expectation of receiving later payment; or (B) in the case of a sale effected through a Foreign Securities System, in accordance with the rules governing the operation of the Foreign Securities System;

     (ii) in connection with any repurchase agreement related to foreign securities;

     (iii) to the depository agent in connection with tender or other similar offers for foreign securities of the Portfolios;

     (iv) to the issuer thereof or its agent when such foreign securities are called, redeemed, retired or otherwise become payable;

     (v) to the issuer thereof, or its agent, for transfer into the name of the Custodian (or the name of the respective Foreign Sub-Custodian or of any nominee of the Custodian or such Foreign Sub-Custodian) or for exchange for a different number of bonds, certificates or other evidence representing the same aggregate face amount or number of units;

     (vi) to brokers, clearing banks or other clearing agents for examination or trade execution in accordance with market custom; provided that in any such case the Foreign Sub-Custodian shall have no responsibility or liability for any loss arising from the delivery of such securities prior to receiving payment for such securities except as may arise from the Foreign Sub-Custodians own negligence or willful misconduct;

     (vii)  for  exchange  or  conversion   pursuant  to  any  plan  of  merger,
consolidation, recapitalization, reorganization or readjustment of the securities of the issuer of such securities, or pursuant to provisions for conversion contained in such securities, or pursuant to any deposit agreement;

     (viii) in the case of warrants, rights or similar foreign securities, the surrender thereof in the exercise of such warrants, rights or similar securities or the surrender of interim receipts or temporary securities for definitive securities;

     (ix) for delivery as security in connection with any borrowing by the Portfolios requiring a pledge of assets by the Portfolios;

     (x) in connection with trading in options and futures contracts, including delivery as original margin and variation margin;

     (xi)   in connection with the lending of foreign securities; and

     (xii) for any other purpose, but only upon receipt of Proper Instructions specifying the foreign securities to be delivered and naming the person or persons to whom delivery of such securities shall be made.

          4.4.2. Payment of Portfolio Monies. Upon receipt of Proper Instructions, which may be continuing instructions when deemed appropriate by the parties, the Custodian shall pay out, or direct the respective Foreign Sub-Custodian or the respective Foreign Securities System to pay out, monies of the applicable Portfolio in the following cases only:

     (i) upon the purchase of foreign securities for the Portfolio, unless otherwise directed by Proper Instructions, by (A) delivering money to the seller thereof or to a dealer therefor (or an agent for such seller or dealer) against expectation of receiving later delivery of such foreign securities; or (B) in the case of a purchase effected through a Foreign Securities System, in accordance with the rules governing the operation of such Foreign Securities System;

     (ii) in connection with the conversion, exchange or surrender of foreign securities of the Portfolio;

     (iii) for the payment of any expense or liability of the Portfolio, including but not limited to the following payments: interest, taxes, investment advisory fees, transfer agency fees, fees under this Contract, legal fees, accounting fees, and other operating expenses;

     (iv) for the purchase or sale of foreign exchange or foreign exchange contracts for the Portfolio, including transactions executed with or through the Custodian or its Foreign Sub-Custodians;

     (v) in connection with trading in options and futures contracts, including delivery as original margin and variation margin;

     (vi) for payment of part or all of the dividends received in respect of securities sold short;

     (vii)  in connection  with the borrowing or lending of foreign  securities;
and

     (viii) for any other purpose, but only upon receipt of Proper Instructions specifying the amount of such payment and naming the person or persons to whom such payment is to be made.

          4.4.3. Market Conditions. Notwithstanding any provision of this Contract to the contrary, settlement and payment for Foreign Assets received for the account of the Portfolios and delivery of Foreign Assets maintained for the account of the Portfolios may be effected in accordance with the customary established securities trading or processing practices and procedures in the
country  or  market  in  which  the  transaction  occurs,   including,   without
limitation, delivering Foreign Assets to the purchaser thereof or to a dealer therefor (or an agent for such purchaser or dealer) with the expectation of receiving later payment for such Foreign Assets from such purchaser or dealer.

The Custodian shall provide to the Board the information with respect to custody and settlement practices in countries in which the Custodian employs a Foreign Sub-Custodian, including without limitation information relating to Foreign Securities Systems, described on Schedule C hereto at the time or times set forth on such Schedule, and such other information received by the Custodian as may be agreed upon by the parties hereto from time to time. The Custodian may revise Schedule C from time to time, provided that no such revision shall result in the Board being provided with substantively less information than had been previously provided hereunder.

     Section 4.5. Registration of Foreign Securities. The foreign securities maintained in the custody of a Foreign Sub-Custodian (other than bearer securities) shall be registered in the name of the applicable Portfolio or in the name of the Custodian or in the name of any Foreign Sub-Custodian or in the name of any nominee of the foregoing, and the Fund on behalf of such Portfolio agrees to hold any such nominee harmless from any liability as a holder of record of such foreign securities. The Custodian or a Foreign Sub-Custodian shall not be obligated to accept securities on behalf of a Portfolio under the terms of this Contract unless the form of such securities and the manner in which they are delivered are in accordance with reasonable market practice.

     Section 4.6 Bank Accounts. The Custodian shall identify on its books as belonging to the Fund cash (including cash denominated in foreign currencies) deposited with the Custodian. Where the Custodian is unable to maintain, or market practice does not facilitate the maintenance of, cash on the books of the Custodian, a bank account or bank accounts shall be opened and maintained outside the United States on behalf of a Portfolio with a Foreign Sub-Custodian. All accounts referred to in this Section shall be subject only to draft or order by the Custodian (or, if applicable, such Foreign Sub-Custodian) acting pursuant to the terms of this Agreement to hold cash received by or from or for the account of the Portfolio. Cash maintained on the books of the Custodian (including its branches, subsidiaries and affiliates), regardless of currency denomination, is maintained in bank accounts established under, and subject to the laws of, The Commonwealth of Massachusetts.

     Section 4.7 Collection of Income. The Custodian shall use reasonable commercial efforts to collect all income and other payments with respect to the Foreign Assets held hereunder to which the Portfolios shall be entitled and shall credit such income, as collected, to the applicable Portfolio. In the event that extraordinary measures are required to collect such income, the Fund and the Custodian shall consult as to such measures and as to the compensation and expenses of the Custodian relating to such measures.

     Section 4.8 Shareholder Rights. With respect to the foreign securities held pursuant to this Section 4, the Custodian will use reasonable commercial efforts to facilitate the exercise of voting and other shareholder rights, subject always to the laws, regulations and practical constraints that may exist in the country where such securities are issued. The Fund acknowledges that local conditions, including lack of regulation, onerous procedural obligations, lack of notice and other factors may have the effect of severely limiting the ability of the Fund to exercise shareholder rights.

     Section 4.9. Communications Relating to Foreign Securities. The Custodian shall transmit promptly to the Fund written information with respect to materials received by the Custodian via the Foreign Sub-Custodians from issuers of the foreign securities being held for the account of the Portfolios (including, without limitation, pendency of calls and maturities of foreign securities and expirations of rights in connection therewith). With respect to tender or exchange offers, the Custodian shall transmit promptly to the Fund written information with respect to materials so received by the Custodian from issuers of the foreign securities whose tender or exchange is sought or from the party (or its agents) making the tender or exchange offer. The Custodian shall not be liable for any untimely exercise of any tender, exchange or other right or power in connection with foreign securities or other property of the Portfolios at any time held by it unless (i) the Custodian or the respective Foreign Sub-Custodian is in actual possession of such foreign securities or property and (ii) the Custodian receives Proper Instructions with regard to the exercise of any such right or power, and both (i) and (ii) occur at least three business days prior to the date on which the Custodian is to take action to exercise such right or power.

     Section 4.10. Liability of Foreign Sub-Custodians. Each agreement pursuant to which the Custodian employs a Foreign Sub-Custodian shall, to the extent possible, require the Foreign Sub-Custodian to exercise reasonable care in the performance of its duties, and to indemnify, and hold harmless, the Custodian from and against any loss, damage, cost, expense, liability or claim arising out of or in connection with the Foreign Sub-Custodians performance of such obligations. At the Funds election, the Portfolios shall be entitled to be subrogated to the rights of the Custodian with respect to any claims against a Foreign Sub-Custodian as a consequence of any such loss, damage, cost, expense, liability or claim if and to the extent that the Portfolios have not been made whole for any such loss, damage, cost, expense, liability or claim.

     Section 4.11. Liability of Custodian. Except as may arise from the Custodians own negligence or willful misconduct or the negligence or willful misconduct of a Sub-Custodian, the Custodian shall be without liability to the Fund for any loss, liability, claim or expense resulting from or caused by anything which is part of Country Risk.

The Custodian shall be liable for the acts or omissions of a Foreign Sub-Custodian to the same extent as set forth with respect to sub-custodians generally in the Contract and, regardless of whether assets are maintained in the custody of a Foreign Sub-Custodian or a Foreign Securities System, the Custodian shall not be liable for any loss, damage, cost, expense, liability or claim resulting from nationalization, expropriation, currency restrictions, or acts of war or terrorism, or any other loss where the Sub-Custodian has otherwise acted with reasonable care.

Section 5.     Payments for Sales or Repurchases or Redemptions of Shares

The Custodian shall receive from the distributor for the Shares or from the Transfer Agent and deposit into the account of the appropriate Portfolio such payments as are received for Shares thereof issued or sold from time to time by the applicable Fund. The Custodian will provide timely notification to such Fund on behalf of each such Portfolio and the Transfer Agent of any receipt by it of payments for Shares of such Portfolio.

From such funds as may be available for the purpose, the Custodian shall, upon receipt of instructions from the Transfer Agent, make funds available for payment to holders of Shares who have delivered to the Transfer Agent a request for redemption or repurchase of their Shares. In connection with the redemption or repurchase of Shares, the Custodian is authorized upon receipt of instructions from the Transfer Agent to wire funds to or through a commercial bank designated by the redeeming shareholders. In connection with the redemption or repurchase of Shares, the Custodian shall honor checks drawn on the Custodian by a holder of Shares, which checks have been furnished by a Fund to the holder of Shares, when presented to the Custodian in accordance with such procedures and controls as are mutually agreed upon from time to time between a Fund and the Custodian.

Section 6.     Proper Instructions

Proper Instructions as used throughout this Agreement means a writing signed or initialed by one or more person or persons as a Board shall have from time to time authorized. Each such writing shall set forth the specific transaction or type of transaction involved, including a specific statement of the purpose for which such action is requested. Oral instructions will be considered Proper Instructions if the Custodian reasonably believes them to have been given by a person authorized to give such instructions with respect to the transaction involved. Each Fund shall cause all oral instructions to be confirmed in writing. Proper Instructions may include communications effected directly between electro-mechanical or electronic devices provided that each Fund and the Custodian agree to security procedures, including but not limited to, the security procedures selected by the Fund in the Funds Transfer Addendum attached hereto. For purposes of this Section, Proper Instructions shall include instructions received by the Custodian pursuant to any three-party agreement which requires a segregated asset account in accordance with Section 2.10.

Section 7.     Actions Permitted without Express Authority

The Custodian may in its discretion, without express authority from the applicable Fund on behalf of each applicable Portfolio:

     1) make payments to itself or others for minor expenses of handling securities or other similar items relating to its duties under this Agreement, provided that all such payments shall be accounted for to the Fund on behalf of the Portfolio;

     2) surrender securities in temporary form for securities in definitive form;

     3) endorse for collection, in the name of the Portfolio, checks, drafts and other negotiable instruments; and

     4) in general, attend to all non-discretionary details in connection with the sale, exchange, substitution, purchase, transfer and other dealings with the securities and property of the Portfolio except as otherwise directed by the Board.

Section 8.     Evidence of Authority

The Custodian shall be protected in acting upon any instructions, notice, request, consent, certificate or other instrument or paper believed by it to be genuine and to have been properly executed by or on behalf of the applicable Fund. The Custodian may receive and accept a copy of a resolution certified by the Secretary or an Assistant Secretary of a Fund ("Certified Resolution") as conclusive evidence (a) of the authority of any person to act in accordance with such resolution or (b) of any determination or of any action by the applicable Board as described in such resolution, and such resolution may be considered as in full force and effect until receipt by the Custodian of written notice to the contrary.

Section 9. Duties of Custodian with Respect to the Books of Account and Calculation of Net Asset Value and Net Income

The Custodian shall cooperate with and supply necessary information to the entity or entities appointed by the applicable Board to keep the books of account of each Portfolio and/or compute the net asset value per Share of the outstanding Shares or, if directed in writing to do so by the applicable Fund on behalf of the Portfolio, shall itself keep such books of account and/or compute such net asset value per Share. If so directed, the Custodian shall also calculate daily the net income of the Portfolio as described in the Prospectus and shall advise the Fund and the Transfer Agent daily of the total amounts of such net income and, if instructed in writing by an officer of the Fund to do so, shall advise the Transfer Agent periodically of the division of such net income among its various components. The calculations of the net asset value per Share and the daily income of each Portfolio shall be made at the time or times described from time to time in the Prospectus. Each Fund acknowledges that, in keeping the books of account of the applicable Portfolio and/or making the calculations described herein with respect to Portfolio property released, delivered or purchased pursuant to Sections 2.2(15) and 2.6(7) hereof, the Custodian is authorized and instructed to rely upon information provided to it by the Fund, the Funds counterparty(ies), or the agents of either of them.

Section 10.     Records, Inventory

The Custodian shall with respect to each Portfolio create and maintain all records relating to its activities and obligations under this Agreement in such manner as will meet the obligations of the applicable Fund under the 1940 Act, with particular attention to Section 31 thereof and Rules 31a-1 and 31a-2 thereunder. All such records shall be the property of the Fund and shall at all times during the regular business hours of the Custodian be open for inspection by duly authorized officers, employees or agents of the Fund and employees and agents of the SEC. The Custodian shall, at the applicable Funds request, supply the Fund with a tabulation of securities owned by each Portfolio and held by the Custodian and shall, when requested to do so by the Fund and for such compensation as shall be agreed upon between the Fund and the Custodian, include certificate numbers in such tabulations. The Fund acknowledges that, in creating and maintaining the records as set forth herein, with respect to Fund property released, delivered or purchased pursuant to Sections 2.2(15) and 2.6(7) hereof, the Custodian is authorized and instructed to rely upon information provided to it by the applicable Fund, the Funds counterparty(ies), or the agents of either of them. The Custodian will conduct a periodic inventory of all securities and other property subject to this Agreement and provide to the Fund a periodic reconciliation of the vaulted position of each Portfolio to the appraised position of the Portfolio. The Custodian will promptly report to the Fund the results of the reconciliation, indicating any shortages or discrepancies uncovered thereby, and take appropriate action to remedy any such shortages or discrepancies.

Section 11.     Opinion of Funds Independent Accountant

The Custodian shall take all reasonable action, as the applicable Fund on behalf of each applicable Portfolio may from time to time request, to obtain from year to year favorable opinions from such Funds independent accountants with respect to its activities hereunder in connection with the preparation of a Funds Form N-1A, and Form N-SAR or other annual reports to the SEC and with respect to any other requirements thereof.

Section 12.     Reports to Fund by Independent Public Accountants

The Custodian shall provide the applicable Fund, on behalf of each of the Portfolios at such times as the Fund may reasonably require, with reports by independent public accountants on the accounting system, internal accounting control and procedures for safeguarding securities, futures contracts and options on futures contracts, including securities deposited and/or maintained in a U.S. Securities System or a Foreign Securities System (collectively referred to herein as "Securities Systems"), relating to the services provided by the Custodian under this Agreement; such reports, shall be of sufficient scope and in sufficient detail, as may reasonably be required by the Fund to provide reasonable assurance that any material inadequacies would be disclosed by such examination, and, if there are no such inadequacies, the reports shall so state.

Section 13.     Compensation of Custodian

The Custodian shall be entitled to reasonable compensation for its services and expenses as Custodian, as agreed upon from time to time between each Fund on behalf of each applicable Portfolio and the Custodian.

Section 14.     Responsibility of Custodian

So long as and to the extent that it is in the exercise of reasonable care, the Custodian shall not be responsible for the title, validity or genuineness of any property or evidence of title thereto received by it or delivered by it pursuant to this Agreement and shall be held harmless in acting upon any notice, request, consent, certificate or other instrument reasonably believed by it to be genuine and to be signed by the proper party or parties, including any futures commission merchant acting pursuant to the terms of a three-party futures or options agreement. The Custodian shall be held to the exercise of reasonable care in carrying out the provisions of this Agreement, but shall be kept indemnified by and shall be without liability to any Fund for any action taken or omitted by it in good faith without negligence. It shall be entitled to rely on and may act upon advice of counsel (who may be counsel for a Fund) on all matters, and shall be without liability for any action reasonably taken or omitted pursuant to such advice. The Custodian shall be without liability to any Fund or Portfolio for any loss, liability, claim or expense resulting from or caused by anything which is part of Country Risk (as defined in Section 3 hereof), including without limitation nationalization, expropriation, currency restrictions, or acts of war, revolution, riots or terrorism.

Except as may arise from the Custodians own negligence or willful misconduct or the negligence or willful misconduct of a sub-custodian or agent, the Custodian shall be without liability to any Fund for any loss, liability, claim or expense resulting from or caused by; (i) events or circumstances beyond the reasonable control of the Custodian or any sub-custodian or Securities System or any agent or nominee of any of the foregoing, including, without limitation, the interruption, suspension or restriction of trading on or the closure of any securities market, power or other mechanical or technological failures or interruptions, computer viruses or communications disruptions, work stoppages, natural disasters, or other similar events or acts; (ii) errors by any Fund or any Investment Advisor in their instructions to the Custodian provided such instructions have been in accordance with this Agreement; (iii) the insolvency of or acts or omissions by a Securities System; (iv) any delay or failure of any broker, agent or intermediary, central bank or other commercially prevalent payment or clearing system to deliver to the Custodians sub-custodian or agent securities purchased or in the remittance or payment made in connection with securities sold; (v) any delay or failure of any company, corporation, or other body in charge of registering or transferring securities in the name of the Custodian, any Fund, the Custodians sub-custodians, nominees or agents or any consequential losses arising out of such delay or failure to transfer such securities including non-receipt of bonus, dividends and rights and other accretions or benefits; (vi) delays or inability to perform its duties due to any disorder in market infrastructure with respect to any particular security or Securities System; and (vii) any provision of any present or future law or regulation or order of the United States of America, or any state thereof, or any other country, or political subdivision thereof or of any court of competent jurisdiction.

The Custodian shall be liable for the acts or omissions of a Foreign Sub-Custodian (as defined in Section 4 hereof) to the same extent as set forth with respect to sub-custodians generally in this Agreement.

If a Fund on behalf of a Portfolio requires the Custodian to take any action with respect to securities, which action involves the payment of money or which action may, in the opinion of the Custodian, result in the Custodian or its nominee assigned to the Fund or the Portfolio being liable for the payment of money or incurring liability of some other form, such Fund on behalf of the Portfolio, as a prerequisite to requiring the Custodian to take such action, shall provide indemnity to the Custodian in an amount and form satisfactory to it.

If a Fund requires the Custodian, its affiliates, subsidiaries or agents, to advance cash or securities for any purpose (including but not limited to securities settlements, foreign exchange contracts and assumed settlement) or in the event that the Custodian or its nominee shall incur or be assessed any taxes, charges, expenses, assessments, claims or liabilities in connection with the performance of this Agreement, except such as may arise from its or its nominees own negligent action, negligent failure to act or willful misconduct, any property at any time held for the account of the applicable Portfolio shall be security therefor and should the Fund fail to repay the Custodian promptly, the Custodian shall be entitled to utilize available cash and to dispose of such Portfolios assets to the extent necessary to obtain reimbursement.

Each Fund agrees to indemnify and hold the Custodian harmless from and against any and all costs, expenses, losses, damages, charges, attorneys fees, payments and liabilities which may be asserted against the Custodian acting in accordance with any applicable Proper Instruction with respect to Free Trades including, but not limited to, loss, damage, cost, expense, liability, tax, charge, assessment or claim resulting from (a) the failure of the Fund to receive income with respect to purchased investments, (b) the failure of the Fund to recover amounts invested on maturity of purchased investments, (c) the failure of the Custodian to respond to or be aware of notices or other corporate communications with respect to purchased investments, or (d) the Custodians reliance on information provided by the Fund, the Funds counterparty(ies) or the agents of either of them with respect to Fund property released, delivered or purchased pursuant to Sections 2.2(15) and 2.6(7) hereof.

In no event shall the Custodian be liable for indirect, special or consequential damages.

Section 15.     Effective Period, Termination and Amendment

This Agreement shall become effective as of its execution, shall continue in full force and effect until terminated as hereinafter provided, may be amended at any time by mutual agreement of all parties hereto and may be terminated with respect to any party by an instrument in writing delivered or mailed, postage prepaid to the other parties, such termination to take effect not sooner than sixty (60) days after the date of such delivery or mailing; provided, however, that each Fund shall not amend or terminate this Agreement in contravention of any applicable federal or state regulations, or any provision of the Funds Declaration of Trust or Articles of Incorporation, as appropriate, and further provided, that each Fund on behalf of one or more of the Portfolios may at any time by action of its Board (i) substitute another bank or trust company for the Custodian by giving notice as described above to the Custodian, or (ii) immediately terminate this Agreement in the event of the appointment of a conservator or receiver for the Custodian by the Comptroller of the Currency or upon the happening of a like event at the direction of an appropriate regulatory agency or court of competent jurisdiction.

Termination of this Agreement with respect to any particular Fund or Portfolio shall in no way affect the rights and duties under this Agreement with respect to any other Funds or Portfolios.

Upon termination of the Agreement with respect to any Portfolio, such Fund on behalf of each applicable Portfolio shall pay to the Custodian such compensation as may be due as of the date of such termination and shall likewise reimburse the Custodian for its costs, expenses and disbursements.

Section 16.     Successor Custodian

If a successor custodian for one or more Funds or Portfolios shall be appointed by the applicable Board, the Custodian shall, upon termination with respect to the applicable Fund, deliver to such successor custodian at the office of the Custodian, duly endorsed and in the form for transfer, all securities of each applicable Portfolio then held by it hereunder and shall transfer to an account of the successor custodian all of the securities of each such Portfolio held in a Securities System.

If no such successor custodian shall be appointed, the Custodian shall, in like manner, upon receipt of a Certified Resolution, deliver at the office of the Custodian and transfer such securities, funds and other properties in accordance with such resolution.

In the event that no written order designating a successor custodian or Certified Resolution shall have been delivered to the Custodian on or before the date when such termination shall become effective, then the Custodian shall have the right to deliver to a bank or trust company, which is a bank as defined in the 1940 Act, doing business in Boston, Massachusetts, or New York, New York, of its own selection, having an aggregate capital, surplus, and undivided profits, as shown by its last published report, of not less than $25,000,000, all securities, funds and other properties held by the Custodian on behalf of each applicable Portfolio and all instruments held by the Custodian relative thereto and all other property held by it under this Agreement on behalf of each applicable Portfolio, and to transfer to an account of such successor custodian all of the securities of each such Portfolio held in any Securities System. Thereafter, such bank or trust company shall be the successor of the Custodian under this Agreement.

In the event that securities, funds and other properties remain in the possession of the Custodian after the date of termination hereof with respect to any Fund owing to failure of such Fund to procure the Certified Resolution to appoint a successor custodian, the Custodian shall be entitled to fair compensation for its services during such period as the Custodian retains possession of such securities, funds and other properties and the provisions of this Agreement relating to the duties and obligations of the Custodian shall remain in full force and effect.

Section 17.     Interpretive and Additional Provisions

In connection with the operation of this Agreement, the Custodian and each Fund on behalf of each of the Portfolios, may from time to time agree on such provisions interpretive of or in addition to the provisions of this Agreement as may in their joint opinion be consistent with the general tenor of this Agreement. Any such interpretive or additional provisions shall be in a writing signed by all parties and shall be annexed hereto, provided that no such interpretive or additional provisions shall contravene any applicable federal or state regulations or any provision of the Funds Declaration of Trust or Articles of Incorporation, as appropriate. No interpretive or additional provisions made as provided in the preceding sentence shall be deemed to be an amendment of this Agreement.

Section 18.     Bond

The Custodian will, at all times, maintain a bond issued by a reputable fidelity insurance company authorized to do business in the place where the bond is issued. The bond will be issued against larceny and embezzlement, and will cover each officer and employee of the Custodian who may, singly or jointly with others, have access to securities or funds of the Fund, directly or through authority to receive and carry out any certificate instruction, order request, note or other instrument required or permitted by this Agreement. The Custodian agrees that it will not cancel terminate or modify the bond so as to affect adversely the Fund, except after written notice to the Fund not less than 10 days prior to the effective date of such cancellation, termination or modification. At the request of the Fund, the Custodian will furnish to the Fund a copy of each such bond and each amendment thereto.

Section 19.     Confidentiality

The Custodian agrees to treat all records and other information relative to each Fund and their prior, present or future shareholders as confidential, and the Custodian, on behalf of itself and its employees, agrees to keep confidential all such information except when requested to divulge such information by duly constituted authorities, or when so requested by a Fund with respect to any Portfolio. If requested to divulge confidential information with respect to a Portfolio to anyone other than persons normally authorized by the applicable Fund to receive information, such as the Fund's auditors or attorneys, the Custodian will not release the information until it notifies the Fund in writing and receives approval in writing from the Fund, unless required by law to do otherwise. Approval by the Fund will not be unreasonably withheld and may not be withheld where the Custodian may be exposed to civil or criminal contempt proceedings for failure to comply.

Section 20.     Exemption from Liens

Except as provided in Section 14 of this Agreement, the securities and other assets held by the Custodian for a Portfolio will be subject to no lien or charge of any kind in favor of the Custodian or any person claiming through the Custodian, but nothing herein will be deemed to deprive the Custodian of its right to invoke any and all remedies available at law or equity to collect amounts due it under this Agreement. Neither the Custodian nor any subcustodian appointed pursuant to Section 1of this Agreement will have any power or authority to assign, hypothecate, pledge or otherwise dispose of any securities held by it for the Portfolio, except upon the direction of the applicable Fund, duly given as herein provided, and only for the account of the Portfolio.

Section 21.     Trustees/Directors

Neither the Trustees nor the Directors of the applicable Fund will be personally liable under this Agreement.

Section 22.     Massachusetts Business Trust

With respect to any Fund, which is a party to this Agreement and which is organized as a business trust under the laws of the Commonwealth of Massachusetts, the term Fund means and refers to the trustees serving under the applicable incorporation document. It is expressly agreed that the obligations of any such Fund under this Agreement will not be binding on any of the trustees, directors, Portfolio shareholders, nominees, officers, agents or employees of such Fund personally, but bind only the property of such Fund's Portfolios.

Section 23.    Additional Portfolios

In the event that any Fund establishes one or more series of Shares in addition to the Portfolios listed on Appendix A attached hereto with respect to which it desires to have the Custodian render services as custodian under the terms hereof and the Custodian wishes to provide such services, the parties will execute a revised Exhibit A. Upon execution thereof, such series of Shares shall become a Portfolio hereunder.

Section 24.    Additional Funds

In the event that any entity in addition to those Funds listed on Appendix A attached hereto desires to have the Custodian render services as custodian under the terms hereof and the Custodian wishes to provide such services, the parties will execute a revised Exhibit A. Upon execution thereof, such entity shall become a Fund hereunder and be bound by all terms, conditions and provisions hereof including, without limitation, the representations and warranties set forth in Section 25 below.

Section 25.    The Parties

All references herein to the Fund are to each of the funds listed on Appendix A hereto individually, as if this Agreement were between such individual Fund and the Custodian. In the case of a series fund or trust, all references to the Portfolio are to the individual series or portfolio of such fund or trust, or to such fund or trust on behalf of the individual series or portfolio, as appropriate. Any reference in this Agreement to the parties shall mean the Custodian and such other individual Fund as to which the matter pertains. Each Fund hereby represents and warrants that (i) it has the requisite power and authority under applicable laws and its Governing Documents to enter into and perform this Agreement, (ii) all requisite proceedings have been taken to authorize it to enter into and perform this Agreement, and (iii) its entrance into this Agreement shall not cause a material breach or be in material conflict with any other agreement or obligation of the Fund or any law or regulation applicable to it.

Section 26.    Successors of Parties

This Contract will be binding on and will inure to the benefit of each Fund and the Custodian and their respective successors.

Section 27.     Massachusetts Law to Apply

This Agreement shall be construed and the provisions thereof interpreted under and in accordance with laws of The Commonwealth of Massachusetts.

Section 28.     Prior Agreements

This Agreement supersedes and terminates, as of the date hereof, all prior Agreements between each Fund on behalf of each of the Portfolios and the Custodian relating to the custody of each Funds assets.

Section 29.     Reproduction of Documents

This Agreement and all schedules, addenda, exhibits, attachments and amendments hereto may be reproduced by any photographic, photostatic, microfilm, micro-card, miniature photographic or other similar process. The parties hereto all/each agree that any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding, whether or not the original is in existence and whether or not such reproduction was made by a party in the regular course of business, and that any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence.

Section 30.     Data Access Services Addendum

The Custodian and each Fund agree to be bound by the terms of the Data Access Services Addendum attached hereto.

Section 31.     Notices.

Any notice, instruction or other instrument required to be given hereunder may be delivered in person to the offices of the parties as set forth herein during normal business hours or delivered prepaid registered mail or by telex, cable or telecopy to the parties at the following addresses or such other addresses as may be notified by any party from time to time.

To any Fund:        Calvert Group Funds
                    4550 Montgomery Avenue,
                    Suite 1000N
                    Bethesda, Maryland  20814
                    Attention:  Ron Wolfsheimer, CFO
                    Telephone:  (301)  951-4800
                    Facsimile:  (301)  654-2588

To the Custodian:   State Street Bank and Trust Company
                    225 Franklin Street
                    Boston, Massachusetts  02110
                    Attention:  Calvert Funds Manager
                    Telephone:  617-
                    Telecopy:  617-

Such notice, instruction or other instrument shall be deemed to have been served in the case of a registered letter at the expiration of five business days after posting, in the case of cable twenty-four hours after dispatch and, in the case of telex, immediately on dispatch and if delivered outside normal business hours it shall be deemed to have been received at the next time after delivery when normal business hours commence and in the case of cable, telex or telecopy on the business day after the receipt thereof. Evidence that the notice was properly addressed, stamped and put into the post shall be conclusive evidence of posting. Section 32. Representations and Warranties

Each Fund represents and warrants to the Custodian that the applicable Fund shall not, without the prior written consent of the Custodian, permit the assets of the applicable Fund to be deemed assets of an employee benefit plan which is subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"). Each Fund acknowledges and agrees that the Custodian shall not grant its consent in either of the foregoing circumstances unless and until the applicable Fund has (a) entered into an amendment to this Contract and (b) executed and delivered to the Custodian an Indemnity Agreement, each in form and substance satisfactory to the Custodian. If for any reason the applicable Fund breaches or otherwise fails to comply with the provisions of this Section 32, this Contract may be, with respect to the applicable Fund, terminated immediately and without prior notice by the Custodian.

Section 33.     Shareholder Communications Election

SEC Rule 14b-2 requires banks which hold securities for the account of customers to respond to requests by issuers of securities for the names, addresses and holdings of beneficial owners of securities of that issuer held by the bank unless the beneficial owner has expressly objected to disclosure of this information. In order to comply with the rule, the Custodian needs the Fund to indicate whether it authorizes the Custodian to provide the Fund's name, address, and share position to requesting companies whose securities the Fund owns. If the Fund tells the Custodian "no", the Custodian will not provide this information to requesting companies. If the Fund tells the Custodian "yes" or does not check either "yes" or "no" below, the Custodian is required by the rule to treat the Fund as consenting to disclosure of this information for all securities owned by the Fund or any funds or accounts established by the Fund. For the Fund's protection, the Rule prohibits the requesting company from using the Fund's name and address for any purpose other than corporate communications. Please indicate below whether the Fund consents or objects by checking one of the alternatives below.

YES  [X]     The Custodian is authorized to release the Funds name, address, and share positions.

NO  [  ]     The Custodian is not authorized to release the Funds name, address, and share positions.


                     [REMAINDER OF PAGE INTENTIONALLY BLANK]

IN WITNESS WHEREOF, each of the parties has caused this instrument to be executed in its name and behalf by its duly authorized representative and its seal to be hereunder affixed effective as of December 1, 2000.

Calvert Group Funds                      Signature Attested to By:



By:       _________________________      By:       ____________________

Name:     _________________________      Name:     ____________________

Title:    _________________________      Title:    ____________________




State Street Bank and Trust Company             Signature Attested to By:



By:    ________________________          By:     _____________________

Name:  Ronald E. Logue                   Name:     Raelene S. LaPlante

Title:    Vice Chairman &                Title:    VP & Assoc. Counsel
          Chief Operating Officer



                                   Appendix A
                    Amended and Restated Custodian Agreement


Calvert Social Investment Fund
Money Market Portfolio
Balanced Portfolio (formerly, Managed Growth Portfolio)
Bond Portfolio
Equity Portfolio
Managed Index Portfolio (renamed Enhanced Equity Portfolio effective 12/29/00) Technology Portfolio

The Calvert Fund
Calvert Income Fund
Calvert New Vision Small Cap Fund

First Variable Rate Fund for Government Income
Calvert First Government Money Market Fund

Calvert Cash Reserves
Institutional Prime Fund

Calvert New World Fund, Inc.
Calvert New Africa Fund

Calvert Municipal Fund, Inc.
Calvert National Municipal Intermediate Fund
Calvert California Municipal Intermediate Fund

Calvert Tax-Free Reserves
     Money Market Portfolio
Limited Term Portfolio
Long Term Portfolio
California Money Market Portfolio
Vermont Municipal

Calvert World Values Fund, Inc.
International Equity Fund
Calvert Capital Accumulation Fund

Calvert Social Index Series, Inc.
Calvert Social Index Fund

Calvert Impact Fund, Inc.
Calvert Large Cap Growth Fund
Calvert South Africa Fund

Calvert Variable Series, Inc.
Social Money Market Portfolio
Social Small Cap Growth Portfolio
Social Mid Cap Growth Portfolio
Social International Equity Portfolio
Social Balanced Portfolio
Ameritas Income and Growth Portfolio
Ameritas Growth Portfolio
Ameritas Small Capitalization Portfolio
Ameritas MidCap Growth Portfolio
Ameritas Emerging Growth Portfolio
Ameritas Research Portfolio
Ameritas Growth With Income Portfolio
Ameritas Index 500 Portfolio
Ameritas Money Market Portfolio
Ameritas Select Portfolio
Ameritas Microcap Portfolio



For The Above Fund Parties                   State Street Bank and Trust Company


By:       ____________________               By:     ____________________

Name:     ____________________               Name:   Ronald E. Logue

Title:    ____________________               Title:  Vice Chairman &
                                                     Chief Operating Officer


Date:     December 1, 2000

                                    EXHIBIT 1

                              Sample Comfort Letter






[date]


To the Board of Directors of the Calvert Group Funds:


State Street is pleased to provide you with confirmation of the following information in relation to its role as the Foreign Custody Manager of your fund's assets overseas.

In the exercise of the duties delegated to it as Foreign Custody Manager, State Street has exercised the care, prudence and diligence required by the terms of Investment Company Act Rule 17f-5. State Street believes that all subcustodians within its network qualify as "eligible foreign custodians" within the meaning of Rule 17f-5 as amended, and it closely monitors its Global Custody Network through regular on-site visits and ongoing internal review. Documentation detailing the steps State Street undertakes in the management of your fund's foreign custody arrangements and the exercise of the duties delegated to it, is provided in State Street's annual Compliance Materials.

State Street is committed to ensuring that your fund's assets are at all times subject to at least the level of care and protection generally available in the relevant market, and its subcustodian agreements contain provisions that meet or exceed the standards required by Rule 17f-5. State Street also requires all its subcustodians to adhere to its stringent operating requirements. A complete list of all the subcustodians which presently make up our Global Custody Network is attached as Schedule A. A list of depositories which are presently in operation in the markets included in our Global Custody Network is attached as Schedule B.

Finally, we are not aware of any material changes in your fund's foreign custody arrangements except for those material changes of which we have previously provided you and your fund with written notice.


Sincerely,



Ann Marie Scanlan
Compliance Manager

     STATE STREET                     SCHEDULE  A
     GLOBAL CUSTODY NETWORK
     SUBCUSTODIANS


Country                 Subcustodian


                                       vii


02/08/01


Argentina               Citibank,  N.A.

Australia               Westpac Banking Corporation

Austria                 Erste Bank der sterreichischen
                        Sparkassen AG

Bahrain                 HSBC Bank Middle East
                        (as delegate of The Hongkong and
                        Shanghai Banking Corporation Limited)

Bangladesh              Standard Chartered Bank

Belgium                 Fortis Bank nv-sa

Bermuda                 The Bank of Bermuda Limited

Bolivia                 Citibank, N. A.

Botswana                Barclays Bank of Botswana Limited

Brazil                  Citibank, N.A.

Bulgaria                ING Bank N.V.

Canada                  State Street Trust Company Canada

Chile                   Citibank, N.A.

People's Republic       The Hongkong and Shanghai
of China                Banking Corporation Limited,
                        Shanghai and Shenzhen branches

Colombia                Cititrust Colombia S.A. Sociedad Fiduciaria

Costa Rica              Banco BCT S.A.

Croatia                 Privredna Banka Zagreb d.d

Cyprus                  The Cyprus Popular Bank Ltd.

Czech Republic          eskoslovensk Obchodn
                        Banka, A.S.

Denmark                 Den Danske Bank

Ecuador                 Citibank, N.A.


Egypt                   Egyptian British Bank S.A.E.
                        (as delegate of The Hongkong
                        and Shanghai Banking Corporation
                        Limited)

Estonia                 Hansabank

Finland                 Merita Bank Plc.

France                  BNP Paribas, S.A.

Germany                 Dresdner Bank AG

Ghana                   Barclays Bank of Ghana Limited

Greece                  National Bank of Greece S.A.

Hong Kong               Standard Chartered Bank

Hungary                 Citibank Rt.

Iceland                 Icebank Ltd.

India                   Deutsche Bank AG
                        The Hongkong and Shanghai
                        Banking Corporation Limited

Indonesia               Standard Chartered Bank

Ireland                 Bank of Ireland

Israel                  Bank Hapoalim B.M.

Italy                   BNP Paribas, Italian Branch


Ivory Coast             Soci t G n rale de Banques
                        en C te d'Ivoire

Jamaica                 Scotiabank Jamaica Trust and Merchant
                        Bank Ltd.

Japan                   The Fuji Bank, Limited
                        The Sumitomo Bank, Limited

Jordan                  HSBC Bank Middle East
                        (as delegate of The Hongkong and
                        Shanghai Banking Corporation Limited)

Kazakhstan              HSBC Bank Kazakhstan

Kenya                   Barclays Bank of Kenya Limited


Republic of Korea       The Hongkong and Shanghai Banking
                        Corporation Limited

Latvia                  A/s Hansabanka

Lebanon                 HSBC Bank Middle East
                        (as delegate of The Hongkong and
                        Shanghai Banking Corporation Limited)

Lithuania               Vilniaus Bankas AB

Malaysia                Standard Chartered Bank Malaysia Berhad


Mauritius               The Hongkong and Shanghai
                        Banking Corporation Limited

Mexico                  Citibank Mexico, S.A.

Morocco                 Banque Commerciale du Maroc

Namibia                 Standard Bank Namibia Limited -

Netherlands             Fortis Bank (Nederland) N.V.

New Zealand             ANZ Banking Group (New Zealand) Limited

Nigeria                 Stanbic Merchant Bank Nigeria Limited

Norway                  Christiania Bank og Kreditkasse ASA

Oman                    HSBC Bank Middle East
                        (as delegate of The Hongkong and
                        Shanghai Banking Corporation Limited)

Pakistan                Deutsche Bank AG

Palestine               HSBC Bank Middle East
                        (as delegate of The Hongkong and
                        Shanghai Banking Corporation Limited)

Panama                  BankBoston, N.A.

Peru                    Citibank, N.A.

Philippines             Standard Chartered Bank

Poland                  Citibank (Poland) S.A.

Portugal                Banco Comercial Portugu s

Qatar                   HSBC Bank Middle East
                        (as delegate of The Hongkong and
                        Shanghai Banking Corporation Limited)

Romania                 ING Bank N.V.

Russia                  Credit Suisse First Boston AO - Moscow
                        (as delegate of Credit Suisse
                        First Boston - Zurich)

Singapore               The Development Bank of Singapore Limited


Slovak Republic         eskoslovensk Obchodn Banka, A.S.

Slovenia                Bank Austria Creditanstalt d.d. - Ljubljana

South Africa            Standard Bank of South Africa Limited

Spain                   Banco Santander Central Hispano S.A.

Sri Lanka               The Hongkong and Shanghai
                        Banking Corporation Limited

Swaziland               Standard Bank Swaziland Limited

Sweden                  Skandinaviska Enskilda Banken

Switzerland             UBS AG

Taiwan  -  R.O.C.       Central Trust of China

Thailand                Standard Chartered Bank

Trinidad & Tobago       Republic Bank Limited


Tunisia                 Banque Internationale Arabe de Tunisie

Turkey                  Citibank, N.A.

Ukraine                 ING Bank Ukraine

United Kingdom          State Street Bank and Trust Company,
                        London Branch

Uruguay                 BankBoston, N.A.

Venezuela               Citibank, N.A.

Vietnam                 The Hongkong and Shanghai
                        Banking Corporation Limited

Zambia                  Barclays Bank of Zambia Limited

Zimbabwe                Barclays Bank of Zimbabwe Limited

     STATE STREET                    SCHEDULE  B
     GLOBAL CUSTODY NETWORK
     DEPOSITORIES OPERATING IN NETWORK MARKETS


Country                 Depositories

                                      vii

10/12/00

Argentina               Caja de Valores S.A.

Australia               Austraclear Limited
                        Reserve Bank Information and
                        Transfer System

Austria                 Oesterreichische Kontrollbank AG
                        (Wertpapiersammelbank Division)

Belgium Caisse Interprofessionnelle de D p ts et de Virements de Titres, S.A.
                        Banque Nationale de Belgique

Brazil                  Companhia Brasileira de Liquida o e Cust dia

Bulgaria                Central Depository AD
                        Bulgarian National Bank

Canada                  Canadian Depository for Securities Limited

Chile                   Dep sito Central de Valores S.A.

People's Republic       Shanghai Securities Central Clearing &
of China                Registration Corporation
                        Shenzhen Securities Central Clearing Co., Ltd.

Colombia                Dep sito Centralizado de Valores

Costa Rica              Central de Valores S.A.

Croatia                 Ministry of Finance
                        National Bank of Croatia
                        Sredi nja Depozitarna Agencija d.d.

Czech Republic          Stredisko cenn ch pap ru
                        Czech National Bank

Denmark                 V rdipapircentralen (Danish Securities Center)

Egypt                   Misr for Clearing, Settlement, and Depository

Estonia                 Eesti V rtpaberite Keskdepositoorium

Finland                 Finnish Central Securities Depository

France Soci t Interprofessionnelle pour la Compensation des Valeurs Mobili res

Germany                 Clearstream Banking AG, Frankfurt

Greece                  Bank of Greece,
                        System for Monitoring Transactions in
                        Securities in Book-Entry Form
                        Apothetirion Titlon AE - Central Securities Depository

Hong Kong               Central Clearing and Settlement System
                        Central Moneymarkets Unit

Hungary                 K zponti Elsz mol h z s rt kt r
                        (Budapest) Rt. (KELER)

India                   National Securities Depository Limited
                        Central Depository Services India Limited
                        Reserve Bank of India

Indonesia               Bank Indonesia
                        PT Kustodian Sentral Efek Indonesia

Ireland                 Central Bank of Ireland
                        Securities Settlement Office


Israel                  Tel Aviv Stock Exchange Clearing
                        House Ltd. (TASE Clearinghouse)

Italy                   Monte Titoli S.p.A.
                        Banca d'Italia

Ivory Coast             Depositaire Central - Banque de R glement

Jamaica                 Jamaica Central Securities Depository

Japan                   Japan Securities Depository Center (JASDEC)
                        Bank of Japan Net System

Kazakhstan              Central Depository of Securities

Kenya                   Central Bank of Kenya

Republic of Korea       Korea Securities Depository

Latvia                  Latvian Central Depository

Lebanon                 Custodian and Clearing Center of
                        Financial Instruments for Lebanon
                        and the Middle East (Midclear) S.A.L.
                        Banque du Liban

Lithuania               Central Securities Depository of Lithuania

Malaysia                Malaysian Central Depository Sdn. Bhd.
                        Bank Negara Malaysia,
                        Scripless Securities Trading and Safekeeping System

Mauritius               Central Depository and Settlement Co. Ltd.
                        Bank of Mauritius

Mexico                  S.D. INDEVAL
                        (Instituto para el Dep sito de Valores)

Morocco                 Maroclear

Netherlands             Nederlands Centraal Instituut voor
                        Giraal Effectenverkeer B.V. (NECIGEF)

New Zealand             New Zealand Central Securities
                        Depository Limited

Nigeria                 Central Securities Clearing System Limited

Norway                  Verdipapirsentralen (Norwegian Central
                        Securities Depository)

Oman                    Muscat Depository & Securities
                        Registration Company, SAOC

Pakistan                Central Depository Company of Pakistan Limited
                        State Bank of Pakistan

Palestine               Clearing Depository and Settlement, a department
                        of the Palestine Stock Exchange

Peru Caja de Valores y Liquidaciones, Instituci n de Compensaci n y Liquidaci n de Valores S.A

Philippines             Philippine Central Depository, Inc.
                        Registry of Scripless Securities
                        (ROSS) of the Bureau of Treasury

Poland                  National Depository of Securities
                        (Krajowy Depozyt Papier w Wartos ciowych SA)
                        Central Treasury Bills Registrar

Portugal                Central de Valores Mobili rios

Qatar Central Clearing and Registration (CCR), a department of the Doha Securities Market

Romania                 National Securities Clearing, Settlement and
                        Depository Company
                        Bucharest Stock Exchange Registry Division
                        National Bank of Romania

Singapore               Central Depository (Pte) Limited
                        Monetary Authority of Singapore

Slovak Republic         Stredisko cenn ch papierov
                        National Bank of Slovakia

Slovenia                Klirinsko Depotna Druzba d.d.

South Africa            Central Depository Limited
                        Share Transactions Totally Electronic
                        (STRATE) Ltd.

Spain                   Servicio de Compensaci n y
                        Liquidaci n de Valores, S.A.
                        Banco de Espa a, Central de Anotaciones en Cuenta

Sri Lanka               Central Depository System (Pvt) Limited

Sweden                  V rdepapperscentralen VPC AB
                        (Swedish Central Securities Depository)

Switzerland             SegaIntersettle AG (SIS)

Taiwan  -  R.O.C.       Taiwan Securities Central Depository Co., Ltd.

Thailand                Thailand Securities Depository Company Limited

Tunisia Soci t Tunisienne Interprofessionelle pour la Compensation et de D p ts des Valeurs Mobili res

Turkey                  Takas ve Saklama Bankasi A.S. (TAKASBANK)
                        Central Bank of Turkey

Ukraine                 National Bank of Ukraine

United Kingdom          Central Gilts Office and
                        Central Moneymarkets Office

Venezuela               Banco Central de Venezuela

Zambia                  LuSE Central Shares Depository Limited
                        Bank of Zambia


TRANSNATIONAL

Euroclear

Clearstream Banking AG

                                   SCHEDULE C

                               MARKET INFORMATION

Publication/Type  of  Information              Brief  Description
---------------------------------              ------------------
(Frequency)

The Guide to Custody in World Markets          An  overview of  safekeeping  and
                                               settlement      practices     and
                                               (annually)   procedures  in  each
                                               market in which State Street Bank
                                               and    Trust    Company    offers
                                               custodial services.

Global Custody Network Review                  Information   relating   to   the
                                               operating  history and  structure
                                               of  (annually)  depositories  and
                                               subcustodians   located   in  the
                                               markets  in  which  State  Street
                                               Bank  and  Trust  Company  offers
                                               custodial   services,   including
                                               transnational depositories.

Global Legal Survey                            With  respect  to each  market in
                                               which   State   Street  Bank  and
                                               (annually)  Trust Company  offers
                                               custodial   services,    opinions
                                               relating  to  whether  local  law
                                               restricts  (i) access of a fund's
                                               independent public accountants to
                                               books  and  records  of a Foreign
                                               Sub-Custodian      or     Foreign
                                               Securities   System,   (ii)   the
                                               Fund's  ability to recover in the
                                               event of bankruptcy or insolvency
                                               of  a  Foreign  Sub-Custodian  or
                                               Foreign Securities System,  (iii)
                                               the Fund's  ability to recover in
                                               the  event of a loss by a Foreign
                                               Sub-Custodian      or     Foreign
                                               Securities  System,  and (iv) the
                                               ability of a foreign  investor to
                                               convert cash and cash equivalents
                                               to U.S. dollars.

Subcustodian Agreements                        Copies   of   the    subcustodian
                                               contracts  State  Street Bank and
                                               (annually)   Trust   Company  has
                                               entered     into     with    each
                                               subcustodian  in the  markets  in
                                               which State Street Bank and Trust
                                               Company     offers     subcustody
                                               services  to its US  mutual  fund
                                               clients.

Network Bulletins (weekly):                    Developments   of   interest   to
                                               investors in the markets in which
                                               State   Street   Bank  and  Trust
                                               Company     offers      custodial
                                               services.

Foreign Custody Advisories (as necessary):     With  respect to markets in which
                                               State   Street   Bank  and  Trust
                                               Company offers custodial services
                                               which  exhibit   special  custody
                                               risks,   developments  which  may
                                               impact State Street's  ability to
                                               deliver    expected   levels   of
                                               service.


             REMOTE ACCESS SERVICES ADDENDUM TO CUSTODIAN AGREEMENT


     ADDENDUM to that certain Custodian Agreement dated as of December 1, 2000 (the "Custodian Agreement") between The Calvert Group Funds as listed on Exhibit A thereto( as such Appendix A may be amended from time to time) (the "Customer") and State Street Bank and Trust Company.

     State Street Bank and Trust Company, its subsidiaries and affiliates (collectively, "State Street") has developed and utilized proprietary accounting and other systems in conjunction with the custodian services which State Street provides to the Customer. In this regard, State Street maintains certain information in databases under its control and ownership which it makes available to its customers (the "Remote Access Services").

The Services

State Street agrees to provide the Customer, and its designated investment advisors, consultants or other third parties authorized by State Street who agree to abide by the terms of this Addendum ("Authorized Designees") with access to In~SightSM as described in Exhibit A or such other systems as may be offered from time to time (the "System") on a remote basis.

                               Security Procedures

The Customer agrees to comply, and to cause its Authorized Designees to comply, with remote access operating standards and procedures and with user identification or other password control requirements and other security procedures as may be issued from time to time by State Street for use of the System and access to the Remote Access Services. The Customer agrees to advise State Street immediately in the event that it learns or has reason to believe that any person to whom it has given access to the System or the Remote Access Services has violated or intends to violate the terms of this Addendum and the Customer will cooperate with State Street in seeking injunctive or other equitable relief. The Customer agrees to discontinue use of the System and Remote Access Services, if requested, for any security reasons cited by State Street.

                                      Fees

Fees and charges for the use of the System and the Remote Access Services and related payment terms shall be as set forth in the custody fee schedule in effect from time to time between the parties (the "Fee Schedule"). The Customer shall be responsible for any tariffs, duties or taxes imposed or levied by any government or governmental agency by reason of the transactions contemplated by this Addendum, including, without limitation, federal, state and local taxes, use, value added and personal property taxes (other than income, franchise or similar taxes which may be imposed or assessed against State Street). Any claimed exemption from such tariffs, duties or taxes shall be supported by proper documentary evidence delivered to State Street.

Proprietary Information/Injunctive Relief

The System and Remote Access Services described herein and the databases, computer programs, screen formats, report formats, interactive design techniques, formulae, processes, systems, software, know-how, algorithms, programs, training aids, printed materials, methods, books, records, files, documentation and other information made available to the Customer by State Street as part of the Remote Access Services and through the use of the System and all copyrights, patents, trade secrets and other proprietary rights of State Street related thereto are the exclusive, valuable and confidential property of State Street and its relevant licensors (the "Proprietary Information"). The Customer agrees on behalf of itself and its Authorized Designees to keep the Proprietary Information confidential and to limit access to its employees and Authorized Designees (under a similar duty of confidentiality) who require access to the System for the purposes intended. The foregoing shall not apply to Proprietary Information in the public domain or required by law to be made public.

The Customer agrees to use the Remote Access Services only in connection with the proper purposes of this Addendum. The Customer will not, and will cause its employees and Authorized Designees not to, (i) permit any third party to use the System or the Remote Access Services, (ii) sell, rent, license or otherwise use the System or the Remote Access Services in the operation of a service bureau or for any purpose other than as expressly authorized under this Addendum, (iii) use the System or the Remote Access Services for any fund, trust or other investment vehicle without the prior written consent of State Street, or (iv) allow or cause any information transmitted from State Street's databases, including data from third party sources, available through use of the System or the Remote Access Services, to be redistributed or retransmitted for other than use for or on behalf of the Customer, as State Street's customer.

The Customer agrees that neither it nor its Authorized Designees will modify the System in any way, enhance or otherwise create derivative works based upon the System, nor will the Customer or its Authorized Designees reverse engineer, decompile or otherwise attempt to secure the source code for all or any part of the System.

The Customer acknowledges that the disclosure of any Proprietary Information, or of any information which at law or equity ought to remain confidential, will immediately give rise to continuing irreparable injury to State Street inadequately compensable in damages at law and that State Street shall be entitled to obtain immediate injunctive relief against the breach or threatened breach of any of the foregoing undertakings, in addition to any other legal remedies which may be available.

Limited Warranties

State Street represents and warrants that it is the owner of and has the right to grant access to the System and to provide the Remote Access Services contemplated herein. Because of the nature of computer information technology and the necessity of relying upon third party sources, and data and pricing information obtained from third parties, the System and Remote Access Services are provided "AS IS", and the Customer and its Authorized Designees shall be solely responsible for the investment decisions, regulatory reports and statements produced using the Remote Access Services. State Street and its relevant licensors will not be liable to the Customer or its Authorized Designees for any direct or indirect, special, incidental, punitive or consequential damages arising out of or in any way connected with the System or the Remote Access Services, nor shall either party be responsible for delays or nonperformance under this Addendum arising out of any cause or event beyond such party's control.

State Street will take reasonable steps to ensure that its products (and those of its third-party suppliers) reflect the available state of the art technology to offer products that are Year 2000 compliant, including, but not limited to, century recognition of dates, calculations that correctly compute same century and multi century formulas and date values, and interface values that reflect the date issues arising between now and the next one-hundred years, and if any changes are required, State Street will make the changes to its products at no cost to you and in a commercially reasonable time frame and will require third-party suppliers to do likewise. The Customer will do likewise for its systems.

EXCEPT AS EXPRESSLY SET FORTH IN THIS ADDENDUM, STATE STREET FOR ITSELF AND ITS RELEVANT LICENSORS EXPRESSLY DISCLAIMS ANY AND ALL WARRANTIES CONCERNING THE SYSTEM AND THE SERVICES TO BE RENDERED HEREUNDER, WHETHER EXPRESS OR IMPLIED, INCLUDING WITHOUT LIMITATION ANY WARRANTY OF MERCHANTIBILITY OR FITNESS FOR A PARTICULAR PURPOSE.

Infringement

State Street will defend or, at our option, settle any claim or action brought against the Customer to the extent that it is based upon an assertion that access to the System or use of the Remote Access Services by the Customer under this Addendum constitutes direct infringement of any United States patent or copyright or misappropriation of a trade secret, provided that the Customer notifies State Street promptly in writing of any such claim or proceeding and cooperates with State Street in the defense of such claim or proceeding. Should the System or the Remote Access Services or any part thereof become, or in State Street's opinion be likely to become, the subject of a claim of infringement or the like under the patent or copyright or trade secret laws of the United States, State Street shall have the right, at State Street's sole option, to (i) procure for the Customer the right to continue using the System or the Remote Access Services, (ii) replace or modify the System or the Remote Access Services so that the System or the Remote Access Services becomes noninfringing, or (iii) terminate this Addendum without further obligation.

Termination

Either party to the Custodian Agreement may terminate this Addendum (i) for any reason by giving the other party at least one-hundred and eighty (180) days' prior written notice in the case of notice of termination by State Street to the Customer or thirty (30) days' notice in the case of notice from the Customer to State Street of termination, or (ii) immediately for failure of the other party to comply with any material term and condition of the Addendum by giving the other party written notice of termination. This Addendum shall in any event terminate within ninety (90) days after the termination of the Custodian Agreement. In the event of termination, the Customer will return to State Street all copies of documentation and other confidential information in its possession or in the possession of its Authorized Designees. The foregoing provisions with respect to confidentiality and infringement will survive termination for a period of three (3) years.

Miscellaneous

This Addendum and the exhibit hereto constitutes the entire understanding of the parties to the Custodian Agreement with respect to access to the System and the Remote Access Services. This Addendum cannot be modified or altered except in a writing duly executed by each of State Street and the Customer and shall be governed by and construed in accordance with the laws of The Commonwealth of Massachusetts.

By its execution of the Custodian Agreement, the Customer, for itself and its Authorized Designees, accepts the terms of this Addendum

                                    EXHIBIT A
                                       to
             REMOTE ACCESS SERVICES ADDENDUM TO CUSTODIAN AGREEMENT


                                   IN~SIGHTSM
                           System Product Description

In~SightSM provides information delivery and on-line access to State Street. In~SightSM allows users a single point of entry into the many views of data created by the diverse systems and applications. Reports and data from systems such as Investment Policy MonitorSM, Multicurrency HorizonSM, Securities Lending, Performance & Analytics can be accessed through In~SightSM. This Internet-enabled application is designed to run from a Web browser and perform across low-speed data line or corporate high-speed backbones. In~SightSM also offers users a flexible toolset, including an ad-hoc query function, a custom graphics package, a report designer, and a scheduling capability. Data and reports offered through In~SightSM will continue to increase in direct proportion with the customer roll out, as it is viewed as the information delivery system will grow with State Street's customers.

                                [GRAPHIC OMITED]


                            FUNDS TRANSFER ADDENDUM


OPERATING GUIDELINES


1. Obligation of the Sender: State Street is authorized to promptly debit Client's (as named below) account(s) upon the receipt of a payment order in compliance with the selected Security Procedure chosen for funds transfer and in the amount of money that State Street has been instructed to transfer. State Street shall execute payment orders in compliance with the Security Procedure and with the Client's instructions on the execution date provided that such payment order is received by the customary deadline for processing such a request, unless the payment order specifies a later time. All payment orders and communications received after this time will be deemed to have been received on the next business day.

2. Security Procedure: The Client acknowledges that the Security Procedure it has designated on the Selection Form was selected by the Client from Security Procedures offered by State Street. The Client shall restrict access to confidential information relating to the Security Procedure to authorized persons as communicated in writing to State Street. The Client must notify State Street immediately if it has reason to believe unauthorized persons may have obtained access to such information or of any change in the Client's authorized personnel. State Street shall verify the authenticity of all instructions according to the Security Procedure.

3. Account Numbers: State Street shall process all payment orders on the basis of the account number contained in the payment order. In the event of a discrepancy between any name indicated on the payment order and the account number, the account number shall take precedence and govern.

4. Rejection: State Street reserves the right to decline to process or delay the processing of a payment order which (a) is in excess of the collected balance in the account to be charged at the time of State Street's receipt of such payment order; (b) if initiating such payment order would cause State Street, in State Street's sole judgment, to exceed any volume, aggregate dollar, network, time, credit or similar limits upon wire transfers which are applicable to State Street; or (c) if State Street, in good faith, is unable to satisfy itself that the transaction has been properly authorized.

5. Cancellation or Amendment: State Street shall use reasonable efforts to act on all authorized requests to cancel or amend payment orders received in compliance with the Security Procedure provided that such requests are received in a timely manner affording State Street reasonable opportunity to act. However, State Street assumes no liability if the request for amendment or cancellation cannot be satisfied.

6. Errors: State Street shall assume no responsibility for failure to detect any erroneous payment order provided that State Street complies with the payment order instructions as received and State Street complies with the Security Procedure. The Security Procedure is established for the purpose of authenticating payment orders only and not for the detection of errors in payment orders.

7. Interest and Liability Limits: State Street shall assume no responsibility for lost interest with respect to the refundable amount of any unauthorized payment order, unless State Street is notified of the unauthorized payment order within thirty (30) days of notification by State Street of the acceptance of such payment order. In no event shall State Street be liable for special, indirect or consequential damages, even if advised of the possibility of such damages and even for failure to execute a payment order.

8.     Automated  Clearing  House ("ACH") Credit  Entries/Provisional  Payments:
When a Client initiates or receives ACH credit and debit entries pursuant to these Guidelines and the rules of the National Automated Clearing House Association and the New England Clearing House Association, State Street will act as an Originating Depository Financial Institution and/or Receiving Depository Institution, as the case may be, with respect to such entries. Credits given by State Street with respect to an ACH credit entry are provisional until State Street receives final settlement for such entry from the Federal Reserve Bank. If State Street does not receive such final settlement, the Client agrees that State Street shall receive a refund of the amount credited to the Client in connection with such entry, and the party making payment to the Client via such entry shall not be deemed to have paid the amount of the entry.

9. Confirmation Statements: Confirmation of State Street's execution of payment orders shall ordinarily be provided within 24 hours notice which may be delivered through State Street's proprietary information systems, such as, but not limited to Horizon and GlobalQuest , or by facsimile or callback. The Client must report any objections to the execution of a payment order within 30 days.

Security Procedure(s) Selection Form

Please select one or more of the funds transfer security procedures indicated below.

SWIFT
SWIFT (Society for Worldwide Interbank Financial Telecommunication) is a cooperative society owned and operated by member financial institutions that provides telecommunication services for its membership. Participation is limited to securities brokers and dealers, clearing and depository institutions, recognized exchanges for securities, and investment management institutions. SWIFT provides a number of security features through encryption and authentication to protect against unauthorized access, loss or wrong delivery of messages, transmission errors, loss of confidentiality and fraudulent changes to messages. SWIFT is considered to be one of the most secure and efficient networks for the delivery of funds transfer instructions. Selection of this security procedure would be most appropriate for existing SWIFT members.

Standing  Instructions
Standing Instructions may be used where funds are transferred to a broker on the Client's established list of brokers with which it engages in foreign exchange transactions. Only the date, the currency and the currency amount are variable. In order to establish this procedure, State Street will send to the Client a list of the brokers that State Street has determined are used by the Client. The Client will confirm the list in writing, and State Street will verify the written confirmation by telephone. Standing Instructions will be subject to a mutually agreed upon limit. If the payment order exceeds the established limit, the Standing Instruction will be confirmed by telephone prior to execution.

Remote Batch Transmission
Wire transfer instructions are delivered via Computer-to-Computer (CPU-CPU) data communications between the Client and State Street. Security procedures include encryption and or the use of a test key by those individuals authorized as Automated Batch Verifiers. Clients selecting this option should have an existing facility for completing CPU-CPU transmissions. This delivery mechanism is typically used for high-volume business.

Global Horizon Interchangesm Funds Transfer Service
Global Horizon Interchange Funds Transfer Service (FTS) is a State Street proprietary microcomputer-based wire initiation system. FTS enables Clients to electronically transmit authenticated Fedwire, CHIPS or internal book transfer instructions to State Street. This delivery mechanism is most appropriate for Clients with a low-to-medium number of transactions (5-75 per day), allowing Clients to enter, batch, and review wire transfer instructions on their PC prior to release to State Street.

Telephone Confirmation (Callback)
Telephone confirmation will be used to verify all non-repetitive funds transfer instructions received via untested facsimile or phone. This procedure requires Clients to designate individuals as authorized initiators and authorized verifiers. State Street will verify that the instruction contains the signature of an authorized person and prior to execution, will contact someone other than the originator at the Client's location to authenticate the instruction. Selection of this alternative is appropriate for Clients who do not have the capability to use other security procedures.

Repetitive Wires
For situations where funds are transferred periodically (minimum of one instruction per calendar quarter) from an existing authorized account to the same payee (destination bank and account number) and only the date and currency amount are variable, a repetitive wire may be implemented. Repetitive wires will be subject to a mutually agreed upon limit. If the payment order exceeds the established limit, the instruction will be confirmed by telephone prior to execution. Telephone confirmation is used to establish this process. Repetitive wire instructions must be reconfirmed annually. This alternative is recommended whenever funds are frequently transferred between the same two accounts.

Transfers Initiated by Facsimile
The Client faxes wire transfer instructions directly to State Street Mutual Fund Services. Standard security procedure requires the use of a random number test key for all transfers. Every six months the Client receives test key logs from State Street. The test key contains alpha-numeric characters, which the Client puts on each document faxed to State Street. This procedure ensures all wire instructions received via fax are authorized by the Client. We provide this option for Clients who wish to batch wire instructions and transmit these as a group to State Street Mutual Fund Services once or several times a day.

Automated Clearing House (ACH)
State Street receives an automated transmission or a magnetic tape from a Client for the initiation of payment (credit) or collection (debit) transactions through the ACH network. The transactions contained on each transmission or tape must be authenticated by the Client. Clients using ACH must select one or more of the following delivery options:

Global Horizon Interchange Automated Clearing House Service
Transactions are created on a microcomputer, assembled into batches and delivered to State Street via fully authenticated electronic transmissions in standard NACHA formats.

Transmission from Client PC to State Street Mainframe with Telephone Callback

Transmission from Client Mainframe to State Street Mainframe with Telephone Callback

Transmission from DST Systems to State Street Mainframe with Encryption

Magnetic Tape Delivered to State Street with Telephone Callback


State Street is hereby instructed to accept funds transfer instructions only via the delivery methods and security procedures indicated. The selected delivery
methods and security procedure(s) will be effective                  for payment
orders initiated by our organization.


Key Contact Information

Whom shall we contact to implement your selection(s)?

Client operations contact                           Alternate Contact


          Name                                      Name


          Address                                   Address


          City/State/Zip Code                       City/State/Zip Code


          Telephone Number                          Telephone Number


          Facsimile Number                          Facsimile Number


          SWIFT Number


          Telex Number

                                [GRAPHIC OMITTED]



                             FUNDS TRANSFER ADDENDUM

INSTRUCTION(S)

TELEPHONE CONFIRMATION

Fund

Investment Adviser

Authorized Initiators

     Please Type or Print

Please provide a listing of Fund officers or other individuals are currently authorized to initiate wire transfer instructions to State Street:

NAME                         TITLE  (Specify whether position       SPECIMEN
SIGNATURE

     is with Fund or Investment
     Adviser)

Authorized  Verifiers
     Please Type or Print

Please provide a listing of Fund officers of other individuals who will be CALLED BACK to verify the initiation of repetitive wires of $10 million or more and all non repetitive wire instructions:

NAME     CALLBACK  PHONE  NUMBER     DOLLAR  LIMITATION  (IF  ANY)